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                                  EXHIBIT 99.6

                              OAK TECHNOLOGY, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                       XIONICS DOCUMENT TECHNOLOGIES, INC.




OPTIONEE:  < < FirstName > > < < LastName > >

                   STOCK OPTION ASSUMPTION AGREEMENT effective as of the _____ day of January, 2000 by Oak Technology, Inc., a Delaware corporation ("Oak").

                   WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Xionics Document Technologies, Inc., a Delaware corporation ("Xionics"), which were granted to Optionee under the Xionics ____ Stock Option Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

                  WHEREAS, Xionics has been acquired by Oak through the merger of Xionics with and into Vermont Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Oak (the "Merger"), pursuant to the Agreement and Plan of Reorganization, dated July 29, 1999, by and among Oak, Vermont Acquisition Corp. and Xionics (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require Oak to assume all obligations of Xionics under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the share equivalent exchange ratio (the "Exchange Ratio") in effect for the options to be assumed in the Merger is 1.5748 shares of Oak common stock, par value $0.001 per share ("Oak Stock"), for each outstanding share of Xionics common stock ("Xionics Stock").

                  WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options that have become necessary by reason of the assumption of those options by Oak in connection with the Merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The number of shares of Xionics Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Xionics Options") and the exercise price payable per share are set forth below. Oak hereby assumes, as of the Effective Time, all the duties and obligations of Xionics under each of the Xionics Options. In connection with such

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assumption, the number of shares of Oak Stock purchasable under each Xionics
Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Oak Stock subject to each Xionics Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Oak Stock under the assumed Xionics Option shall also be as indicated for that option below.

----------------------------------------------------------------------------------------------------------------------
                                                   XIONICS OPTIONS
----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                        PRE-MERGER                                              AS ASSUMED BY OAK
------------------------------------------------------------ ---------------------------------------------------------
------------------------------ ----------------------------- ------------------------- -------------------------------
------------------------------ ----------------------------- ------------------------- -------------------------------
------------------------------ ----------------------------- ------------------------- -------------------------------
# of Shares of Xionics Stock          Exercise Price               # of Shares               Adjusted Exercise
                                        per Share                  of Oak Stock               Price per Share
------------------------------ ----------------------------- ------------------------- -------------------------------
------------------------------ ----------------------------- ------------------------- -------------------------------
       Xionics Shares                 Xionics Price                 Oak Shares                   Oak Price
------------------------------ ----------------------------- ------------------------- -------------------------------


                  2. The intent of the foregoing adjustments to each assumed Xionics Option is to assure that the spread between the aggregate fair market value of the shares of Oak Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Xionics Stock subject to the Xionics Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Xionics Option immediately prior to the Merger.

                  3. The following provisions shall govern each Xionics Option hereby assumed by Oak:

                  a. Unless the context otherwise requires, all references in each Option Agreement and in the Plan (i) to the "Company" shall mean Oak, (ii) to "Shares," "Stock" or "Common Stock" shall mean shares of Oak Stock, (iii) to the "Board" shall mean the Board of Directors of Oak and (iv) to the "Committee" shall mean the Compensation Committee of the Board of Directors of Oak.

                  b. The grant date and the expiration date of each assumed Xionics Option and all other provisions that govern either the exercise or the termination of the assumed Xionics Option shall remain the same as set forth in the Plan and the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Optionee's rights to purchase Oak Stock under the assumed Xionics Option.

                  c. Pursuant to the terms of the Option Agreement, none of your Xionics Options as assumed by Oak in connection with the transaction vested or became exercisable on an accelerated basis upon the consummation of the Merger. Accordingly, each such assumed Xionics Option shall continue to vest for any remaining unvested shares of Oak Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to


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         the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                  d. For purposes of applying any and all provisions of the Option Agreement relating to Optionee's status as an employee, director, consultant, or advisor providing service to Xionics, Optionee, shall be deemed to continue in such status for so long as Optionee renders service as an employee, director, consultant, or advisor, respectively, to Oak or a subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Xionics Options upon Optionee's cessation of service with Xionics shall hereafter be applied on the basis of Optionee's cessation of such service with respect to Oak or a subsidiary, and each assumed Xionics Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of such service for Oak or a subsidiary.

                  e. The adjusted exercise price payable for the Oak Stock subject to each assumed Xionics Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Oak Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Xionics Stock prior to the Merger shall be taken into account.

                  f. In order to exercise each assumed Xionics Option, Optionee must deliver to Oak a written notice of exercise in which the number of shares of Oak Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Oak Stock and should be delivered to Oak at the following address:

                                    Oak Technology, Inc.
                                    139 Kifer Court
                                    Sunnyvale, California  94086
                                    Attention:  Option Plan Administrator

                  4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


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         IN WITNESS WHEREOF, Oak Technology, Inc. has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly authorized officer effective as of the ______ day of January, 2000.


                                      OAK TECHNOLOGY, INC.


                                      By:
                                         --------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------




                                 ACKNOWLEDGMENT


         The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Xionics Options hereby assumed by Oak are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.



                              --------------------------------------------
                              < < FIRSTNAME > > < < LASTNAME > >, Optionee



DATED: __________________, 2000


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